Exhibit 23.1	Consent of LaRoche Petroleum Consultants, Ltd.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statements on Form S-1, Form S-3 and Form S-8 of Tengasco, Inc. of the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2018 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

	By:	/s	Stephen W. Daniel
	Name:		Stephen W. Daniel
	Title:		Vice President

Richardson, Texas
March 26, 2019